UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010 (April 23, 2010)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                 Entry into a Material Definitive Agreement.

Aventine Renewable Energy Holdings, Inc. (the “Company”), through its wholly-owned subsidiaries Aventine Renewable Energy — Aurora West, LLC and Aventine Renewable Energy — Mt. Vernon, LLC, entered into separate, but substantially identical short form contracts (the “Short Form Contracts”) with Fagen, Inc. (“Fagen”) to construct ethanol facilities in Aurora, Nebraska (the “Aurora Agreement”) and Mount Vernon, Indiana (the “Mt. Vernon Agreement”) (the “Ethanol Facilities”).  The Company entered into the Aurora Agreement on April 23, 2010, and the Mt. Vernon Agreement on May 4, 2010.  Under the terms of the Short Form Contracts, Fagen will provide labor, construction equipment and construction consumables necessary to complete the Ethanol Facilities in accordance with the Company’s design and specifications.  The targeted cost of completion under the Aurora Agreement is approximately $25.1 million.  The targeted cost of completion under the Mt. Vernon Agreement is approximately $21.4 million.  The Company may order changes in the work done under the Short Form Contracts, and, consequently, the contract sums may be adjusted accordingly.

The Short Form Contracts were entered into with the express intention that the contracts did not reflect the full and final agreement of the parties.  The Short Form Contracts state that if the parties are unable to come to final terms as of May 10, 2010, with respect to the Aurora Agreement and as of May 17, 2010, with respect to the Mt. Vernon Agreement, then Fagen has the right to terminate the agreements and be paid for costs incurred to that date plus a fee in the amount of 15% of all costs.  With regard to the Aurora Agreement, the Company and Fagen entered into a final agreement on May 14, 2010, and Fagen did not indicate its desire to require payment for costs incurred thereunder.

Fagen may terminate the respective Short Form Contract if work is stopped by any public authority for 30 days or more through no fault of Fagen or if the Company fails to pay Fagen any payment within 30 days after it is due, upon seven days’ written notice to the Company.   Fagen will be entitled to request reimbursement for costs incurred under certain agreed upon circumstances.  If the Company wrongfully refuses to accept such costs within seven days of receipt of Fagen’s requests, upon seven days’ written notice to the Company, Fagen may terminate the respective Short Form Contract.  The Company may, upon seven days’ written notice, terminate the respective Short Form Contract if Fagen defaults in its performance of the construction or violates any of the provisions of the respective Short Form Contract.

There is no material relationship between Fagen and the Company other than as set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  May 17, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer